Exhibit 99.1

PDI Reports $0.34 Diluted EPS in Second Quarter 2004

Second Quarter Revenue of $83.2 Million a 16.8% Increase Over Year Ago

        SADDLE RIVER, N.J., Aug. 9 /PRNewswire-FirstCall/ — PDI, Inc. (Nasdaq: PDII) a healthcare sales and marketing company, today announced its second quarter 2004 financial results.

        Second Quarter Results
        Net revenue for the quarter ended June 30, 2004 was $83.2 million, 16.8% higher than net revenue of $71.3 million for the quarter ended June 30, 2003. Operating income was $8.2 million for the quarter ended June 30, 2004, compared to operating income of $4.5 million for the quarter ended June 30, 2003. Net income was $5.0 million for the quarter ended June 30, 2004, compared to net income of $2.8 million in the quarter ended June 30, 2003. Diluted net income per share for the quarter ended June 30, 2004 was $0.34 versus diluted net income per share of $0.20 for the quarter ended June 30, 2003.

        Year-to-Date Results
        Net total revenue for the six months ended June 30, 2004 was $171.6 million, 23.6% higher than total net revenue of $138.8 million for the six months ended June 30, 2003. Operating income was $18.0 million for the six months ended June 30, 2004 versus operating income of $5.6 million for the six months ended June 30, 2003. Net income was $11.0 million for the six months ended June 30, 2004 versus net income of $3.6 million for the six months ended June 30, 2003. Diluted net income per share was $0.74 for the six months ended June 30, 2004 compared to diluted net income per share of $0.25 for the six months ended June 30, 2003.

        Charles T. Saldarini, Vice Chairman and CEO, said, “Our strong performance in the second quarter is acceptable. More important is our view that the macro-level drivers of our business are favorable and we feel energized to execute our growth strategy.”

        Webcast Conference Call
        PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Tuesday, August 10, 2004. The live webcast of the event will be accessible through PDI’s website, http://www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without internet access, the call can be accessed by dialing 1-877-423-4030 within the US and 1-706-634-1929 internationally and asking for the PDI Earnings Release Conference Call. The call will be archived for two weeks and can be accessed by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference ID number 8680828.

        About PDI
        PDI, a premier healthcare sales and marketing company, provides strategic alternatives to the portfolio challenges of biopharmaceutical and medical device and diagnostics manufacturers. Focusing on two core businesses, sales and marketing services and product commercialization, PDI leverages its expertise and commercial infrastructure to maximize profitable brand growth. Manufacturers choose the relationship which best meets their strategic and financial objectives, ranging from individual or bundled service agreements to broader commercial partnerships. For more information, visit the Company’s website at http://www.pdi-inc.com.

        Forward Looking Statement
        This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI’s control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI’s periodic filings with the Securities and Exchange Commission, including without limitation, PDI’s Annual Report on Form 10-K for the year ended December 31, 2003, and PDI’s periodic reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission since January 1, 2004. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

PDI, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$ 91,545	$ 113,288
Short-term investments	33,795	1,344
Inventory, net	—	43
Accounts receivable, net of allowance for
doubtful accounts of $559 and $749 as of
June 30, 2004 and December 31, 2003,
respectively	30,848	40,885
Unbilled costs and accrued profits on
contracts in progress	4,991	4,041
Deferred training and other program costs	3,037	1,643
Other current assets	11,831	8,847
Deferred tax asset	6,834	11,053
Total current assets	182,881	181,144

Net property and equipment	16,892	14,494
Deferred tax asset	7,304	7,304
Goodwill	11,132	11,132
Other intangible assets	1,341	1,648
Other long-term assets	3,830	3,901
Total assets	$ 223,380	$ 219,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 5,162	$ 8,689
Accrued returns	11,382	22,811
Accrued incentives	14,050	20,486
Accrued salaries and wages	9,203	9,031
Unearned contract revenue	15,397	3,604
Restructuring accruals	444	744
Income taxes and other accrued expenses	14,294	15,770
Total current liabilities	69,932	81,135
Total long-term liabilities	—	—
Total liabilities	$ 69,932	$ 81,135

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000,000
shares authorized: shares issued and
outstanding, June 30, 2004 - 14,619,271,
and December 31, 2003 - 14,387,126;
161,115 and 136,178 restricted shares
issued and outstanding at June 30, 2004
and December 31, 2003, respectively	$ 148	$ 145
Preferred stock, $.01 par value, 5,000,000
shares authorized, no shares issued and
outstanding	—	—
Additional paid-in capital (includes restricted
of $4,955 and $2,361 as of June 30, 2004 and
December 31, 2003, respectively)	115,421	109,531
Retained earnings	40,523	29,505
Accumulated other comprehensive income	58	25
Unamortized compensation costs	(2,592)	(608)
Treasury stock, at cost: 5,000 shares	(110)	(110)
Total stockholders’ equity	$ 153,448	$ 138,488
Total liabilities & stockholders’ equity	$ 223,380	$ 219,623

PDI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue
Service, net	$ 84,334	$71,177	$ 172,600	$ 138,688
Product, net	(1,131)	82	(1,030)	116
Total revenue, net	83,203	71,259	171,570	138,804
Cost of goods and
services
Program expenses
(including related
party amounts of
$0 and $328 for
the quarters ended
June 30, 2004 and
2003, respectively
and $180 and $401
for the six months
ended June 30, 2004
and 2003,
respectively)	61,298	50,307	123,005	100,188
Cost of goods sold	89	83	233	145
Total cost of goods
and services	61,387	50,390	123,238	100,333

Gross profit	21,816	20,869	48,332	38,471
Compensation expense	7,924	9,123	18,140	17,997
Other selling, general
and administrative
expenses	5,657	7,206	12,148	13,039
Restructuring and other
related expenses	—	—	—	(270)
Litigation settlement	—	—	—	2,100
Total operating
expenses	13,581	16,329	30,288	32,866
Operating income	8,235	4,540	18,044	5,605
Other income, net	313	226	631	495
Income before provision
for taxes	8,548	4,766	18,675	6,100
Provision for income
taxes	3,505	1,954	7,657	2,510
Net income	$ 5,043	$ 2,812	$ 11,018	$ 3,590

Basic net income per
share	$ 0.35	$ 0.20	$ 0.76	$ 0.25
Diluted net income per
share	$ 0.34	$ 0.20	$ 0.74	$ 0.25

Basic weighted average
number of shares
outstanding	14,533	14,188	14,497	14,177
Diluted weighted average
number of shares
outstanding	14,918	14,266	14,843	14,252

SOURCE PDI, Inc.
           -0-          08/09/2004
           /CONTACT: Stephen P. Cotugno, Executive Vice President-Corporate Development of PDI, Inc., +1-201-574-8617/
           /Web site: http://www.pdi-inc.com /
           (PDII)

CO: PDI, Inc.
ST: New Jersey
IN: HEA BIO MTC ADV
SU: ERN CCA